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                                                               EXHIBIT (A)(1)(D)

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            SWISS ARMY BRANDS, INC.

                                       AT

                              $9.00 NET PER SHARE

                                       BY

                             SABI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                                 VICTORINOX AG

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, AUGUST 19, 2002, UNLESS THE OFFER IS EXTENDED

                                                                   July 23, 2002

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by SABI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Victorinox AG, a corporation organized under the laws of Switzerland ("Victorinox"), to act as Information Agent in connection with Purchaser's offer to purchase all of the outstanding shares of common stock, par value $.10 per share (the "Shares"), of Swiss Army Brands, Inc., a Delaware corporation ("Swiss Army Brands"), at a purchase price of $9.00 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated July 23, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  Offer to Purchase, dated July 23, 2002;

          2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

          3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to American Stock Transfer & Trust
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     Company (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

          4. Solicitation/Recommendation Statement on Schedule 14D-9 and Transaction Statement on Schedule 13E-3 filed with the Securities and Exchange Commission by Swiss Army Brands;

          5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7.  Return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, AUGUST 19, 2002, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The tender price is $9.00 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest.

          2.  The Offer is being made for all outstanding Shares.

          3. A special committee comprised of non-employee directors of the Board of Directors of Swiss Army Brands has unanimously determined that the Offer is advisable, fair to and in the best interests of the stockholders of Swiss Army Brands unaffiliated with Victorinox, and has unanimously recommended that such unaffiliated stockholders tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, August 19, 2002, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares, which, together with the Shares owned by Purchaser, Victorinox and their affiliates, constitutes at least ninety percent (90%) of the then-outstanding Shares. The Offer is also subject to other conditions set forth in the Offer to Purchase. See the Introduction and Section 13 of the Offer to Purchase. The Offer is not conditioned upon any financing conditions.

          6. Tendering stockholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Offer.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Swiss Army Brands Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary, at The Depositary Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Swiss Army Brands Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of Swiss Army Brands Certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message, in the case of a book-entry transfer, and any other required documents.

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     If holders of Shares wish to tender, but cannot deliver such holders' Swiss
Army Brands Certificates or cannot comply with the procedure for book-entry transfer prior to the expiration of the Offer, a tender of Shares may be effected by following the guaranteed delivery procedures described in Section 3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have about the Offer or requests for additional copies of the enclosed materials should be addressed to MacKenzie Partners, Inc., the Information Agent for the Offer, at 105 Madison Avenue, New York, New York 10016, telephone number (212) 929-5500 (call collect).

                                          Very truly yours,
                                          MACKENZIE PARTNERS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF VICTORINOX, PURCHASER, SWISS ARMY BRANDS, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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